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                                                                    EXHIBIT 23.2


                         INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement of Active Software, Inc. on Form S-8 of our reports dated January 22, 1999 (August 5, 1999 as to Note 10 and July 15, 1999 as to Note 11) appearing in the Registration Statement No. 333-80549 on Form S-1 of Active Software, Inc.


\S\ DELOITTE & TOUCHE LLP
San Jose, California
February 15, 2000